Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (No. 333-70390) on Form S-8 pertaining to the Cascade Bancorp Employees’ 401(k) Profit Sharing Plan of our report dated June 26, 2008, with respect to the financial statements of the Cascade Bancorp Employees’ 401(k) Profit Sharing Plan as of and for the year ended December 31, 2007, included in this Annual Report (Form 11-K).

/s/ Symonds, Evans & Company, P.C.

Portland, Oregon
June 25, 2009